Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 (except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of the changes in accounting for noncontrolling interests and certain convertible debt instruments and in the computation of earnings per share discussed in Note 2, as to which the date is July 2, 2009), relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tanger Factory Outlet Centers, Inc.’s Current Report on Form 8-K dated July 2, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

July 2, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 (except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of the changes in accounting for certain convertible debt instruments and in the computation of earnings per unit discussed in Note 2, as to which the date is July 2, 2009), relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tanger Properties Limited Partnership's Current Report on Form 8-K dated July 2, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

July 2, 2009